UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934 (the "Act")

August 5, 2004

(Date of earliest event reported)

MONEYFLOW SYSTEMS INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-74928 (Commission File Number)	52-2325923 (I.R.S. Employer Identification No.)

Suite N, 7003 - Fifth Street SE, Calgary, Alberta T2H 2G2

(Address of principal executive offices) (Zip Code)

Telephone Number (403) 319-0236

(Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

c)

Exhibits:

1.   Press release dated August 5, 2004.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 5, 2004

MONEYFLOW SYSTEMS INTERNATIONAL INC.

(Registrant)

/s/ Harold Shultz

Harold Shultz

NEWS RELEASE

FOR IMMEDIATE RELEASE ON AUGUST 5, 2004

Trading Symbol: MFLW (OTCBB)

COMPANY TO ACQUIRE INTERGLOBE INVESTIGATION SERVICES INC.

Calgary, Alberta – August 5, 2004 - MONEYFLOW SYSTEMS INTERNATIONAL INC.; (NASDAQ: OTC.BB - Symbol: MFLW) – Hal Schultz, President of MoneyFlow Systems International Inc. (“MoneyFlow”), reports that the Company has entered into an agreement with the management of Interglobe Investigation Services Inc. (“Interglobe”) to acquire all of the issued and outstanding shares of Interglobe in exchange for 250,000 common shares of MoneyFlow and the issuance of further capital consideration by a subsidiary corporation of MoneyFlow to be formed for the purpose of better defining the strategic business initiative that this acquisition represents.

Interglobe Investigation Services Inc. provides investigation services to corporations and individuals that include security consulting, loss prevention, forensic computing, VIP and executive safety, criminal harassment (stalking crimes), investigating international crime, due diligence, homicides, abductions, missing persons, canine bomb, narcotics detection, security and protection.  Interglobe owns all of its investigative equipment, so it is not reliant on rentals or other companies, and can transport equipment overnight to remote field operatives as needed. Interglobe has a strong customer service organization focusing on client results, and has earned a reputation through client satisfaction in referrals and media profiling.

“We are really looking forward to this business combination,” remarked Hal Schultz, President of MoneyFlow.   “We think that the underlying business of Interglobe is a perfect fit with our own security and surveillance initiatives.  With Mr. Moriarity’s background we feel that we are adding a tremendous asset to our team.”

Mr. Moriarity, formerly an officer with the Vancouver Police Intelligence division, was a key member of the Police Intelligence Community and Security for the Presidential Summit held in Vancouver, B.C. with Boris Yeltsin and U.S. President Bill Clinton and several years prior to that was involved in the Intelligence and Security of “Commonwealth Heads of State" conference which included Queen Elizabeth and British Prime Minister Margaret Thatcher.  Additionally, his duties with the Vancouver Police included work within the International Organized Crime Portfolio.

A frequent lecturer at Universities and public forums on Security, Stalking, Police Issues, and Crime, Mr. Moriarity also sits as a member of the Vancouver Board of Trade "Crime Task Force" as well as other related Crime and Prevention groups.  Mr. Moriarity has been profiled as an expert in "Stalking" and is a frequent guest on Radio and TV talk shows.

“I think this is a good fit for both of us.”, said Mr. Moriarity.  “I think there are some obvious synergies to be realized by combining our services with those underlying security applications that MoneyFlow has developed. There are many logical extensions to the services we each provide which should enalbe us to achieve enhanced market penetration of its multiple application Remote Access Digital Video Recorder, which is the cornerstone of its Surveillance System for indoor and outdoor digital video surveillance.” The motion sensitive images produced by the system can be viewed and recorded on or off location and users may remotely view current or recorded activity at their location live, from anywhere there is Internet access.

MoneyFlow Systems International Inc., a Nevada corporation, is in the business of providing electronic financial transaction products and services through its wholly owned Canadian subsidiaries, Security Bancorp Inc., (SBI) and Intercash POS Systems Ltd., and employs CA$H STATION® as its Branded and registered trademark.  The company’s business is to supply, install, maintain and manage electronic funds transfer (EFT) terminals, (e.g. Automated Teller Machines (ATMs) and Point of Sale (POS) Terminals), to facilitate the convenient dispensing of cash, purchase payment systems and other services to merchants and consumers. In addition, the Company provides remote access digital video surveillance systems to homes, business, industry and government facilities.   Moneyflow has developed its "Remote Access Digital Video Recorder", which it manufactures and sells as the heart of its surveillance systems.  Users of the surveillance systems may view their location live, anytime from anywhere there is Internet access.

Cautionary Statement: This news release may include certain "Forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act, as amended. All statements, other than statements of historical fact, included in this release are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.  All forward-looking statements in this release are expressly qualified by this notice.

CONTACT:

MoneyFlow Systems International Inc.

Investor Relations: 1-403-319-0242

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on August 6, 2004.

Moneyflow Systems International Inc.,
a Nevada corporation

By: /s/ Harold F. Schultz
--------------------------------
Harold F. Schultz, President and CEO